Exhibit 99.1

Meta Financial Group, Inc.® Announces Agreement to Acquire Crestmark Bancorp, Inc.

Transformational acquisition provides Meta with nationwide commercial lending platform

Transaction expected to be 10% accretive to fiscal year 2019 earnings per share

Sioux Falls, S.D., Jan. 9, 2018—Meta Financial Group, Inc.® (Nasdaq: CASH) (“Meta”), the holding company for the federally chartered savings bank MetaBank®, today announced it has reached an agreement to acquire Crestmark Bancorp, Inc. (“Crestmark”), the holding company for the Michigan state-chartered bank, Crestmark Bank, in an all-stock transaction. Meta operates in several segments within the banking and payments industries. Crestmark is a commercial lender specializing in providing diverse financial solutions to businesses. This acquisition provides Meta with a national commercial and industrial lending platform, and is intended to add an immediate pipeline of insurance premium financing business and provide opportunities for innovation and synergistic cross-selling among business lines. It is expected to be immediately accretive to 2018 earnings per share, excluding merger costs, approximately 10% earnings per share accretive for fiscal year 2019 and to have a tangible book value earn back period of approximately 2.2 years. Upon the closing of the transaction, Crestmark will operate as a division of MetaBank.

“With this acquisition, we continue to deliver on our goal of growth and innovation through diversification,” said J. Tyler Haahr, Chairman and CEO of Meta. “This transformational transaction will allow us to significantly add on-balance sheet loans at attractive yields with the addition of Crestmark’s national lending platform. It also creates complementary cross-sell opportunities for our insurance premium finance business. Crestmark has built an enviable lending platform, and we believe the business is poised for rapid growth. We look forward to welcoming their tenured management team and talented workforce to Meta.”

Crestmark, through Crestmark Bank, is a commercial lender offering asset-based loans, equipment finance leases and government guaranteed loans to small and mid-sized businesses across the US. Crestmark focuses on working with a broad range of industries, including manufacturing, transportation and health care.

“The merger of Meta and Crestmark results in the complementary combination of a leading player in the payments industry and low-cost deposit generator with a premier, high-margin asset generator,” said W. David Tull, Chairman and CEO of Crestmark. “The synergies will enable the combined entity to grow and prosper. Additionally, Crestmark will be able to leverage the power of Meta’s low-cost deposit franchise and larger balance sheet to capitalize on even more growth opportunities.”

The Crestmark transaction will build upon Meta’s previous lending acquisition of AFS/IBEX, which it purchased in December 2014. With this acquisition, Meta’s growing national lending offerings will help to offset much of the seasonality created by its other divisions. Meta Payment Systems® specializes in payments products, particularly prepaid cards, which spike in sales at various times of the year such as holidays and tax season. Refund Advantage, EPS Financial and Specialty Consumer Services make up Meta’s tax-related financial solutions divisions, which are also seasonal.

Crestmark will continue to operate from its offices in Troy, Michigan. Upon the closing of the transaction, W. David Tull, Crestmark’s Chairman and CEO, and one other mutually agreeable director, will each join the Meta board, and Michael “Mick” Goik, President and Chief Operating Officer of Crestmark, will become EVP of MetaBank and President of the Crestmark division of MetaBank.

Pursuant to the terms of the agreement, Crestmark will merge with and into Meta, and Crestmark Bank will merge with and into MetaBank. MetaBank had $5.2 billion in assets and $1.3 billion in total loans on Sept. 30, 2017. On a pro forma consolidated basis, the combined company would have had approximately $6.4 billion in assets and $2.2 billion in loans and leases at the end of September 2017, with lending operations throughout the US. Under the terms of the agreement, Crestmark shareholders will receive 2.65 shares of Meta common stock for each share of Crestmark common stock. The aggregate value of the acquisition consideration, based on the closing price of Meta shares on January 8, 2018 of $91.35, is $320.6 million, or $242.08 per Crestmark share. Meta anticipates issuing approximately 3.3 million shares to Crestmark shareholders. The transaction is intended to qualify as a tax-free reorganization for US federal income tax purposes. Giving effect to the transaction, existing shareholders of Meta are expected to own approximately 75 percent of the outstanding shares of Meta, and Crestmark shareholders are expected to own approximately 25 percent of the outstanding shares of Meta.

It is anticipated that the transaction will close in the second calendar quarter of 2018. The transaction is subject to closing conditions, including the approval of bank regulatory authorities, receipt of third party consents and the receipt of approval by shareholders of both Meta and Crestmark. In connection with the parties’ entry into the agreement and plan of merger, certain shareholders of Crestmark, including certain of its current directors and senior executives, entered into agreements to vote in favor of the transaction.

Advisors

Raymond James & Associates, Inc. is acting as financial advisor to Meta and delivered a fairness opinion to the Meta Board of Directors. Katten Muchin Rosenman LLP is serving as legal counsel to Meta. Sandler O’Neill + Partners, L.P. is acting as financial advisor to Crestmark. Dickinson Wright PLLC is serving as legal counsel to Crestmark.

About Meta Financial Group

Meta Financial Group, Inc. is the holding company for MetaBank®, a federally chartered savings bank. Meta Financial Group shares are traded on the NASDAQ Global Select Market® under the symbol CASH. Headquartered in Sioux Falls, SD, MetaBank operates in both the Banking and Payments industries through: MetaBank, its traditional retail banking operation; Meta Payment Systems, its electronic payments division; AFS/IBEX, its insurance premium financing division; and Refund Advantage, EPS Financial and Specialty Consumer Services, its tax-related financial solutions divisions. More information is available at metafinancialgroup.com.

About Crestmark Bancorp, Inc.

Crestmark Bancorp Inc. is the holding company for Crestmark Bank, a Michigan state-chartered FDIC-insured commercial bank with regional offices in six states and sales representation nationwide. Headquartered in Troy, Michigan, Crestmark provides working capital loan solutions, line of credit solutions, equipment leasing, equipment financing and financial services to businesses in a wide range of industries. More information is available at crestmark.com.

Forward Looking Statements

The Company and MetaBank (the “Bank”) may from time to time make written or oral “forward-looking statements,” including statements contained in this press release, the Company’s filings with the Securities and Exchange Commission (“SEC”), the Company’s reports to stockholders, and in other communications by the Company and the Bank, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future,” or the negative of those terms, or other words of similar meaning or similar expressions. You should carefully read statements that contain these words because they discuss our future expectations or state other “forward-looking” information.

These forward-looking statements are based on information currently available to Meta and assumptions about future events, and include statements with respect to the Company’s beliefs, expectations, estimates, and intentions, which are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. Such risks, uncertainties and other factors may cause our actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in or implied by these forward-looking statements. These statements include, among others, statements regarding the potential benefits of, and other expectations for the combined company giving effect to, the proposed merger transaction, including, but not limited to, the proposed transaction’s accretive impact on earnings per share and the anticipated tangible book value dilution and earn-back period, anticipated synergies of the combined businesses, the possibility that the transaction will facilitate Meta’s growth through complementary product and service offerings, the anticipated addition of persons to Meta’s Board of Directors and executive management team, and the expected timetable for completing the transaction. The potential risks, uncertainties and other factors that could cause actual results to differ from those projected include, among other things, the risk that the transaction may not occur on a timely basis or at all; the parties’ ability to obtain regulatory approvals and approval of their respective shareholders, and otherwise satisfy the other conditions to closing, on a timely basis or at all; the risk that the businesses of Meta and MetaBank, on the one hand, and Crestmark and Crestmark Bank, on the other hand, may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; the expected growth opportunities, beneficial synergies and/or operating efficiencies from the proposed transaction may not be fully realized or may take longer to realize than expected; customer losses and business disruption following the announcement or consummation of the proposed transaction; potential litigation relating to the proposed merger transaction; and the risk that the Company may incur unanticipated or unknown losses or liabilities if it completes the proposed transaction with Crestmark and Crestmark Bank.

The foregoing list of factors is not exclusive. We caution you not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release speak only as of the date hereof. Additional discussions of factors affecting the Company’s business and prospects are reflected under the caption “Risk Factors” and in other sections of the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended September 30, 2017, and in other filings made with the SEC. The Company expressly disclaims any intent or obligation to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, changed circumstances or future events, or for any other reason.

Additional Information About the Proposed Transaction

An investor presentation providing more details on the acquisition is available at metafinancialgroup.com and was filed with the SEC. Additionally, Meta will host an upcoming investor conference call in late January 2018, which will include information regarding the acquisition. More details regarding the investor conference call will be announced soon.

In connection with the proposed merger transaction, Meta intends to file a registration statement on Form S-4 with the SEC, which will include a joint proxy statement of Meta and Crestmark, which will also constitute a prospectus of Meta, that Meta and Crestmark will send to their respective shareholders. Before making any voting or investment decision, investors and security holders of Meta and Crestmark are urged to carefully read the entire registration statement and proxy statement/prospectus as well as any amendments or supplements to these documents and any other relevant materials, when they become available, because they will contain important information about the proposed transaction. When filed, investors and security holders will be able to obtain the registration statement and the proxy statement/prospectus free of charge from the SEC’s website at www.sec.gov or from Meta by sending a request to Meta Financial Group, Inc., 5501 S. Broadband Lane, Sioux Falls, SD 57108; Attention: Investor Relations. In addition, copies of the proxy statement/prospectus, when available, will be provided free of charge by Meta to its stockholders.

This communication and the information contained herein does not and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities in connection with the proposed merger shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Transaction

Meta, Crestmark and certain of their respective directors and executive officers may be deemed under the rules of the SEC to be participants in the solicitation of proxies from the respective shareholders of Meta and Crestmark in connection with the proposed merger transaction. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. Additional information about Meta and its directors and officers may be found in the definitive proxy statement of Meta relating to its 2018 Annual Meeting of Stockholders filed with the SEC on December 4, 2017 and Meta’s annual report on Form 10-K for the year ended September 30, 2017 filed with the SEC on November 29, 2017. The definitive proxy statement and annual report on Form 10-K can be obtained free of charge from the SEC’s website at www.sec.gov.

Media Contact:	Investor Relations Contact:

Katie LeBrun	Brittany Kelley Elsasser

Corporate Communications Director	Director of Investor Relations

605.362.5140	605.362.2423

klebrun@metabank.com	bkelley@metabank.com